Exhibit 99.1

News Release

Graham Corporation ◆ 20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Announces Retirement of

Jeffrey F. Glajch, Chief Financial Officer

BATAVIA, NY, November 29, 2021 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the defense/space, energy/new energy and chemical/petrochemical industries, today announced that Jeffrey F. Glajch, Chief Financial Officer, who has served as CFO for 13 years, plans to retire in the second calendar quarter of 2022 following the appointment of his successor. The Company has initiated a comprehensive external search to identify a successor for this role.

Daniel J. Thoren, President and CEO, commented, “I have had the pleasure of working with Jeff the last six months at Graham and also for almost three years during the process of the Barber-Nichols (“BN”) acquisition. He has demonstrated tenacity, integrity and a strong business acumen and has been extremely helpful as we bring these two businesses together. Importantly, he has been instrumental in our development of strategies to deliver growth and I am confident he will continue to be a major contributor through the search and transition. Our search for a successor is underway and I expect who we ultimately select will have the experience and capabilities to address the expanded responsibilities of this important role to help us deliver on our Company’s growth objectives.”

Mr. Glajch noted, “These are exciting times for Graham. I am proud of having led our acquisition of Barber-Nichols which has transformed Graham. We have become a defense and space focused company with several other opportunities for growth, including in new energy. Concurrently, we remain strongly committed to advancing our very well positioned traditional energy and petrochemicals business. With our investment in BN, we now have a much more efficient balance sheet and also are working to drive growth. My retirement in the second calendar quarter of 2022 allows for a full year post acquisition, which I believe is ample time to enable a smooth transition, as well as the completion of fiscal year 2022. I am highly confident in Graham’s future and the Company’s dedication to advancing growth.”

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the defense/space, energy and advanced energy and chemical/petrochemical industries. The Graham and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenics, and turbomachinery technologies, as well as the Company’s responsive and flexible service and unsurpassed quality.

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “confidence,” “projects,” “typically,” “outlook,”

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Graham Corporation Announces Retirement of Jeffrey F. Glajch, Chief Financial Officer

November 29, 2021

“anticipates,” “indicates”, “believes,” “appears,” “could,” “opportunities,” “seeking,” “plans,” “aim,” “pursuit,” “look towards” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected expansion and growth opportunities within its defense and energy markets, anticipated revenue, the timing of conversion of backlog to sales, order momentum and demand for our products, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness and productivity, customer preferences, changes in market conditions in the industries in which it operates, the effect on its business of volatility in commodities prices, including, but not limited to changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors,” its quarterly reports on Form 10-Q, and other filings it makes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Jeffrey F. Glajch	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com

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